As filed with the Securities and Exchange Commission on July 17, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sify Limited
(Exact Name of Registrant as Specified in Its Charter)

Republic of India	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

Tidel Park, 2nd Floor
No. 4, Canal Bank Road, Taramani
Chennai 600 113, India
(91) 44-254-0770
(Address of Principal Executive Offices)

ASSOCIATE STOCK OPTION PLAN 2005
(Full Title of the Plan)

CT CORPORATION SYSTEM
111 8th Avenue
New York, New York 10011
(212) 894-8940
Copy to:
Anthony J. Richmond, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600
(Name and Address of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
	to be	Offering Price	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered(1)	Per Unit (2)	Price (2)(3)	Registration Fee
Equity Shares, par value Rs. 10 per share	1,900,000	$9.825	$18,667,500	$1,997.43

(1)	This registration statement shall also cover any additional Equity Shares which become issuable under the Associate Stock Option Plan 2005 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Equity Shares.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the American Depositary Shares as reported on the Nasdaq National Stock Market on July 13, 2006 in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(3)	American Depositary Shares, each representing one Equity Share, issuable upon deposit of Equity Shares, have been registered on a separate Registration Statement on Form F-6 (File No. 333-10982), as amended.

PART I
     The information called for in Part I of the Form S-8 is not being filed with or included in this registration statement on Form S-8 (the “Registration Statement”) (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Commission by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 by reference:
•	the Registrant’s Annual Report on Form 20-F, filed with the Commission on June 30, 2006;

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on April 11, 2006;

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on April 19, 2006;

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on April 20, 2006;

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on April 20, 2006;

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on April 25, 2006; and

•	the Registrant’s Current Report on Form 6-K, filed with the Commission on June 15, 2006.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Registrant has obtained directors and officers insurance providing indemnification for a number of its directors, officers, affiliates, partners or employees for specified errors and omissions.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:
4.1	Deposit Agreement, dated as of October 18, 1999, among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt). (Previously filed as an exhibit to the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-10982) filed with the Commission on January 5, 2000 and incorporated herein by reference.)

4.2	Amendment No. 1 to Deposit Agreement among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt). (Previously filed as an exhibit to the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-10982) filed with the Commission on January 5, 2000 and incorporated herein by reference.)

4.3	Amendment No. 2 to Deposit Agreement among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt). (Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-101322) filed with Commission on November 20, 2002 and incorporated herein by reference.)

4.4	Subscription Agreement dated November 10, 2005 between Sify Limited and Infinity Capital Ventures, LP. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on November 21, 2005 and incorporated herein by reference.)

4.5	Standstill Agreement dated November 10, 2005 by and among Sify Limited, Infinity Capital Ventures, LP and Mr. Raju Vegesna. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on November 21, 2005 and incorporated herein by reference.)

4.6	Shareholders’ Agreement dated December 20, 2005 by and among Sify Limited, Infinity Satcom Universal (P) Limited, and Sify Communications Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on December 23, 2005 and incorporated herein by reference.)

4.7	Addendum dated April 13, 2006 to the Shareholders’ Agreement, dated December 20, 2005, by and among Sify Limited, Infinity Satcom Universal (P) Limited and Sify Communications Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on April 25, 2006 and incorporated herein by reference.)

4.8	Shareholders’ Agreement dated November 25, 2005 by and among Sify Limited, Man Financial Holdings Limited and Refco-Sify Securities India Private Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on December 7, 2005 and incorporated herein by reference.)

5.1	Opinion of M.G. Ramachandran.

10.1	Associate Stock Option Plan 2005. (Previously filed as an exhibit to the Annual Report on Form 20-F (File No. 000-27663) filed with the Commission on June 30, 2006 and incorporated herein by reference.)
23.1	Consent of M.G. Ramachandran (included in Exhibit 5.1).

23.2	Consent of KPMG, India, Independent auditors.

24.1	Power of Attorney (included on the signature page of this Registration Statement).
Item 9. Undertakings
The undersigned Registrant hereby undertakes:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          Provided, however,
          Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chennai, State of Tamil Nadu, Country of India, on this 14th day of July, 2006.

SIFY LIMITED

By:	/s/ R. Ramaraj Name: R. Ramaraj
Title: Chief Executive Officer
POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints R. Ramaraj and Durgesh Mehta, and each of them, as attorney-in-fact with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or each of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the dates indicated:

Signature	Title	Date

/s/ R. Ramaraj R. Ramaraj	Chief Executive Officer and Managing Director (Principal Executive Officer)	July 14, 2006

/s/ Durgesh Mehta Durgesh Mehta	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 14, 2006

Signature	Title	Date

/s/ C.B. Mouli C.B. Mouli	Director	July 14, 2006

/s/ S. K. Rao S. K. Rao	Director	July 14, 2006

/s/ T.H. Chowdary T.H. Chowdary	Director	July 14, 2006

/s/ R.D. Thulasiraj R.D. Thulasiraj	Director	July 14, 2006

/s/ P.S. Raju	Director	July 14, 2006
P.S. Raju

/s/ Raju Vegesna Raju Vegesna*	Director	July 14, 2006

*	Mr. Raju Vegesna, the Chairman of our Board of Directors, is located in he United States.

INDEX TO EXHIBITS
EXHIBIT
4.1	Deposit Agreement, dated as of October 18, 1999, among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt). (Previously filed as an exhibit to the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-10982) filed with the Commission on January 5, 2000 and incorporated herein by reference.)

4.2	Amendment No. 1 to Deposit Agreement among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt). (Previously filed as an exhibit to the Post-Effective Amendment No. 1 to Form F-6 (File No. 333-10982) filed with the Commission on January 5, 2000 and incorporated herein by reference.)

4.3	Amendment No. 2 to Deposit Agreement among Sify Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt). (Previously filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-101322) filed with Commission on November 20, 2002 and incorporated herein by reference.)

4.4	Subscription Agreement dated November 10, 2005 between Sify Limited and Infinity Capital Ventures, LP. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on November 21, 2005 and incorporated herein by reference.)

4.5	Standstill Agreement dated November 10, 2005 by and among Sify Limited, Infinity Capital Ventures, LP and Mr. Raju Vegesna. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on November 21, 2005 and incorporated herein by reference.)

4.6	Shareholders’ Agreement dated December 20, 2005 by and among Sify Limited, Infinity Satcom Universal (P) Limited, and Sify Communications Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on December 23, 2005 and incorporated herein by reference.)

4.7	Addendum dated April 13, 2006 to the Shareholders’ Agreement, dated December 20, 2005, by and among Sify Limited, Infinity Satcom Universal (P) Limited and Sify Communications Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on April 25, 2006 and incorporated herein by reference.)

4.8	Shareholders’ Agreement dated November 25, 2005 by and among Sify Limited, Man Financial Holdings Limited and Refco-Sify Securities India Private Limited. (Previously filed as an exhibit to the Report on Form 6-K (File No. 000-27663) filed with the Commission on December 7, 2005 and incorporated herein by reference.)

5.1	Opinion of M.G. Ramachandran.

10.1	Associate Stock Option Plan 2005. (Previously filed as an exhibit to the Annual Report on Form 20-F (File No. 000-27663) filed with the Commission on June 30, 2006 and incorporated herein by reference.)
23.1	Consent of M.G. Ramachandran (included in Exhibit 5.1).

23.2	Consent of KPMG, India, Independent auditors.

24.1	Power of Attorney (included on the signature page of this Registration Statement).